UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of Incorporation)	001-35077 (Commission File Number)	36-3873352 (I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800 Rosemont, Illinois (Address of principal executive offices)		60018 (Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

Not Applicable

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 8.01. Other Events.

On May 15, 2020, Wintrust Financial Corporation (the “Company”) completed its previously disclosed public offering of 11,500,000 depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of the Company’s 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value per share (the “Series E Preferred Stock”), with a liquidation preference of $25,000 per share (equivalent to $25.00 per Depositary Share). The Depositary Shares were issued pursuant to an Underwriting Agreement, dated as of May 6, 2020 (the “Underwriting Agreement”), between the Company and RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”). The 11,500,000 Depositary Shares issued included 1,500,000 Depositary Shares being issued pursuant to the Underwriters’ exercise in full of their over-allotment option pursuant to the Underwriting Agreement.

Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series E Preferred Stock (including, dividend, voting, redemption and liquidation rights). Reference is hereby made to Item 3.03 of the Company’s Current Report on Form 8-K filed on May 8, 2020 for a description of certain terms of the Series E Preferred Stock. Such description is qualified in its entirety by reference to the Company’s Certificate of Designations relating to the Series E Preferred Stock, as filed with the Secretary of State of the State of Illinois on May 7, 2020, which is incorporated by reference herein as Exhibit 4.1 hereto.

In connection with the issuance of the Depositary Shares, on May 15, 2020, the Company entered into a Deposit Agreement (the “Deposit Agreement”) with U.S. Bank National Association, as depositary of the Depositary Shares (“Depositary”), and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. On the same date, the 11,500 shares of Series E Preferred Stock underlying the Depositary Shares were deposited with the Depositary against the delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.2 and the form of Depositary Receipt is attached hereto as Exhibit 4.3. The foregoing description of the Deposit Agreement and the Depositary Receipts are qualified in their entirety by reference to Exhibits 4.2 and 4.3, respectively, each of which is incorporated by reference herein.

The Depositary Shares were offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-238023), filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2020, and a prospectus supplement related to the Depositary Shares dated May 6, 2020 (filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended).

In connection with the issuance of the Depositary Shares, Sidley Austin LLP provided the Company with the legal opinion filed as Exhibit 5.1 hereto, which is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
4.1	Certificate of Designations of Wintrust Financial Corporation filed on May 7, 2020 with the Secretary of State of the State of Illinois designating the preferences, limitations, voting powers and relative rights of the Series E Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2020).

4.2	Deposit Agreement, dated as of May 15, 2020, among Wintrust Financial Corporation, U.S. Bank National Association, as Depositary, and the holders from time to time of the Depositary Receipts issued thereunder.

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.2 hereto).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: May 15, 2020